EXHIBIT 99.1

ERHC Energy Inc. Signs Letter of Intent to Farm-Out a Portion of its Interest in Kenya Exploration Block

HOUSTON, May 6, 2013 – ERHC Energy Inc. (OTCBB: ERHE), a publicly traded American company with oil and gas assets in Sub-Saharan Africa, announced today that it has signed a letter of intent with an integrated international oil and gas company to farm-out part of the Company’s interest in Kenya Block 11A.

The Company announced that its potential partner is a renowned multinational operator with exploration and production interests spread across several continents. The parties will now proceed to negotiate the definitive terms for a farm-out. Any agreement reached will be subject to the approvals of the respective boards and of the Government of Kenya.

In July 2012, ERHC signed a production sharing contract (PSC) with the Kenyan Government on Block 11A, an oil and gas exploration Block in northwestern Kenya. The Block is situated on the border of South Sudan to the north, Block 11B and Lake Turkana to the east and near Kenya’s border with Uganda to the west. It encompasses 11,950 square kilometers or 2.95 million acres.

Until a definitive farm-out agreement is entered into and approved, ERHC continues to operate Kenya Block 11A. ERHC’s work program under the PSC is continuing apace. The Company is currently reviewing bids from several service companies for process management and execution of a Full Tensor Gravity Gradiometry (FTG) survey of the Block. The FTG survey is an airborne survey that aids significantly in the structural mapping of prospective hydrocarbon basins. It has been used successfully in Africa and contributed to recent oil discoveries in Uganda and Kenya.

Kenya is at the intersection of two major rift systems - the Cretaceous Central African rift system and the Tertiary East Africa rift system. ERHC plans to pursue a rift margin play in Block 11A similar to those that led to recent major discoveries in East Africa.

In addition to its oil and gas exploration interests in the Republic of Kenya, the Company holds interests in the Republic of Chad, the Sao Tome and Principe Exclusive Economic Zone (EEZ) and the Nigeria-Sao Tome and Principe Joint Development Zone (JDZ).

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in Africa and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its stockholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Cautionary Statement

This press release contains statements concerning ERHC Energy Inc.’s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future stockholders’ meetings as well as other matters that are not historical facts or information. Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied. A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company’s ability to exploit its commercial interests in Kenya, Chad, the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company’s control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.